Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Corning Debenture-Backed Series 2001-28
*CUSIP:         21988G643      Class     A-1
                21988GBA3      Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of          March 1, 2005.....                               $0.00
         Scheduled Income received on securities.....             $513,750.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$513,750.00
         Distribution to Class A-2 Holders.....                        -$0.00
         Distribution to Depositor.....                                -$0.00
         Distribution to Trustee.....                                  -$0.00
Balance as of         September 1, 2005.....                            $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         March 1, 2005.....                                $0.00
         Scheduled Principal received on securities.....                $0.00

LESS:
         Distribution to Holders.....                                  -$0.00
Balance as of         September 1, 2005.....                            $0.00


         UNDERLYING SECURITIES HELD AS OF      September 1, 2005

           Principal
             Amount                         Title of Security
           ---------                        -----------------
          $15,000,000       Corning Incorporated 6.85% Debentures due March 1,
                            2029
                            *CUSIP:        219350AH8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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